UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 30, 2018

JRjr33, INC.

(Exact name of registrant as specified in its charter)

Florida	Commission	98-0534701
(State or other jurisdiction	File No.: 001-36755	(IRS Employer
of incorporation or organization)		Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201

(Address of principal executive offices and zip code)

(469) 913-4115

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2018, JRJR33, Inc. (the “Company”) notified the NYSE American LLC (the “NYSE American”) that it will be unable to complete the filing of its Forms 10-Q for the periods ended March 31, 2017, June 30, 2017 and September 30, 2017 and December 31, 2017 Form 10-K by April 18, 2018, the maximum cure period granted by the NYSE American. As a result, NYSE American suspended the Company’s common stock from trading, effective today. The NYSE American also notified the Company that that it will commence proceedings to delist its common stock.

The Company continues to operate its business as usual. Additionally, a delisting does not change the Company’s public reporting requirements with the SEC or result in a default to any material contract. To minimize the impact to its shareholders, the Company has been exploring alternative trading platforms as a means to provide liquidity to its shareholders.

The Company issued a press release on April 2, 2018, announcing its inability to complete the filing of its delinquent financial reports and regain compliance with the NYSE’s continued listing standards by April 18, 2018. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by JRjr33, Inc. dated April 2, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33, Inc.

Date: April 2, 2018	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

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